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                                                                     EXHIBIT 4.1

                               TUT SYSTEMS, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT


     This NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made as of the 6th day of December, 2000, by and between Tut Systems, Inc., a Delaware corporation (the "Company"), and Frank M. Orga ("Employee").


                            PRELIMINARY STATEMENTS:
                            ----------------------

     A. The Company has determined that it is in the best interests of the Company and its stockholders to encourage ownership in the Company by employees and officers of the Company and its affiliates and other persons contributing to the success of the Company, thereby providing additional incentive for them to continue in the employ of the Company or its affiliates. To that end, a non-qualified stock option is granted to Employee on the following terms and conditions:

                            STATEMENT OF AGREEMENT
                            ----------------------

     1.   Defined Terms.  Unless otherwise defined herein or, unless the context
          -------------
requires a different definition, the following capitalized terms, when used herein, shall have the meanings assigned to them below.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

          "Common Stock" means the Company's common stock, par value $0.001 per share.

          "Date of Grant" means the Date of Grant set forth on Exhibit A hereto.

          "Expiration Date" means the Expiration Date set forth on Exhibit A hereto.

          "Fair Market Value" means, if the Common Stock is publicly traded, the closing price of the Common Stock on the relevant date as reported on the NASDAQ composite tape or, if the Common Stock is not traded on such exchange, as reported on any other national securities exchange on which the Common Stock may be traded. If the Common Stock is not publicly traded, then Fair Market Value shall be determined by the Board in good faith consistent with Code Section 422(b)(4) or any successor provisions.

          "Option" means the option described in Section 2 below.
                                                 ---------
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          "Option Price" means the purchase price per share of the Common Stock subject to the Option that is set forth on Exhibit A hereto.
                                                ---------

          "Parent" means a parent corporation of the Company as defined in
     Section 424(e) of the Code.

          "Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

     2.   Shares Optioned, Option Price and Time of Exercise.
          --------------------------------------------------

          (a) The Company grants to Employee as of the Date of Grant, the right and option to purchase all or any part of the number of shares set forth in Exhibit A of the Common Stock at the Option Price set forth in Exhibit A
     ---------                                                      ---------
     (the "Option").

          (b) The Option is exercisable in accordance with the Exercise Schedule set forth on Exhibit A, as modified by the provisions of this
                           ---------
     Agreement.

          (c) Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A
                                                                       ---------
     and, before such time, the Option may be terminated as provided herein. Once Employee becomes entitled to purchase any of the shares subject to the Option he shall be entitled to purchase such shares at any time thereafter, subject to the terms and restrictions set forth in this Agreement, including Exhibit A hereto.
               ---------

     3.   Exercise Procedure and Withholding.
          ----------------------------------

          (a) Employee shall exercise the Option by notifying the Company of the number of shares that he desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Such purchase price shall be payable in cash, in Common Stock that has been held for at least six months or in a combination of cash and Common Stock that has been for at least six months. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company.

          (b) The Company will, as soon as is reasonably possible, notify Employee of the amounts that must be withheld under federal, state and local law due to exercise of the Option. The Company shall have no obligation to deliver certificates for the shares purchased until such withholding obligations are satisfied and Employee satisfies any requirements of applicable law and any agreements to which the Company may be a party applicable to the shares so delivered. Any certificates so delivered will contain all legends required by federal and state securities laws. The Board may, in its sole discretion, (a) require Employee to remit to the Company a cash amount sufficient to

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     satisfy, in whole or in part, any federal, state, and local withholding tax requirements prior to the delivery of any certificate for shares pursuant to the exercise of the Option; (b) grant to Employee the right to satisfy, in whole or in part, any such withholding tax requirements by electing to require that the Company, upon any exercise of the Option, withhold from the shares of Common Stock issuable to Employee upon the exercise of the Option, that number of full shares of Common Stock having a Fair Market Value equal to the amount or portion of the minimum required statutory federal, state and local amounts required to be withheld; or (c) satisfy such withholding requirements through another lawful method, including through additional withholdings against Employee's other wages from the Company.

     4.   Loans.  If approved by the Board, the Company or any Parent or
          -----
Subsidiary may lend money or guarantee loans by third parties to Employee to finance the exercise of the Option. If the Company or any Parent or Subsidiary lends money to Employee pursuant to this Section 4, the loan shall be a full-
                                         ---------
recourse, market rate interest bearing promissory note payable in one or more installments. The terms of any such promissory note shall be established by the lender in its sole discretion. In no event may the maximum credit available to Employee exceed the sum of (i) the Option Price plus (ii) any federal, state and local income and employment tax liability incurred by Employee in connection with the exercise of the Option.

     5.   Termination of Employment. In the event of the termination of the
          -------------------------
employment of Employee for any reason other than death, Employee may exercise the Option at any time within three months after such termination of employment (or within one year after termination of employment due to disability within the meaning of Code Section 422(c)(6)), or within such other time period as the Board shall authorize, but in no event after the Expiration Date and only to the extent of the number of vested shares for which such Option was exercisable by him at the date of the termination of employment. The Option shall not be affected by any change of employment so long as Employee continues to be an employee of the Company, a Subsidiary or a Parent. This Agreement shall not confer on Employee any right to continue to be an employee of the Company or any of its Subsidiaries or Parents or interfere in any way with the right of the Company or any of its Subsidiaries or Parents to terminate his employment at any time.

     6.   Death. In the event Employee dies during, or within three months after
          -----
the termination of, his employment by the Company or a Subsidiary or Parent, the Option (unless it shall have been previously terminated pursuant to the provisions of this Agreement) may be exercised to the extent of the number of vested shares for which the Option was exercisable at the date of Employee's death by the executor or administrator of Employee's estate or by the person or persons to whom Employee shall have transferred the Option by will or by the laws of descent and distribution at any time within a period of 12 months after his death, but not after the Expiration Date.

     7.   Non-Assignability and Term of Option.
          ------------------------------------

          (a) Without the prior written consent of the Company, which may be given or withheld in the Company's sole discretion, the Option shall not be transferable or

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     assignable by Employee otherwise than by will or the laws of descent and distribution, and the Option shall be exercisable during Employee's lifetime only by him or, during periods of legal disability, by his legal representative; provided, however, that the Board may in its sole
                     --------  -------
     discretion permit the transfer of some or all of Employee's rights under this Agreement in connection with certain estate planning transactions of Employee that are approved by the Company. Any transfer may be conditioned on Employee's agreement to enter into an indemnification agreement with the Company in a form and manner prescribed by the Company for all claims arising in connection with the transfer. The Option shall not be subject to execution, attachment or similar process.

          (b) In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed
                                            ---------
     that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will employ Employee for any period of time or in any position or for any particular compensation.

     8.   Adjustments.  The Board, in its discretion, may make such adjustments
          -----------
in the Option Price and the number of shares covered by the Option if such adjustments are required to prevent any dilution or enlargement of the rights of Employee that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights, or other change in the capital structure of the Company.

     9.   Restrictions on Issuing Shares.  The exercise of the Option shall be
          ------------------------------
subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     10.  Rights of Employee in Stock.  Neither Employee, nor his successor-in-
          ---------------------------
interest, shall have any of the rights of a stockholder of the Company with respect to the shares for which the Option is exercisable until such shares are issued by the Company.

     11.  Notices.  Any notice to be given hereunder shall be in writing and
          -------
shall be addressed, if given to the Company, to the Board of Directors, c/o Tut Systems, Inc., 2495 Estand Way, Pleasant Hill, California 94523; or if given to Employee, to the address designated below Employee's signature below; or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

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     12.  Successors or Assigns of the Company.  The Option shall be binding
          ------------------------------------
upon and shall inure to the benefit of any successor of the Company.

     13.  Miscellaneous.
          -------------

          (a)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY ALL APPLICABLE
               -------------
     FEDERAL LAW AND THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

          (b)  Headings.  The inclusion of headings in this Agreement is for
               --------
     convenience of reference only and shall not affect the construction or interpretation hereof.

          (c)  Gender and Number.  In this Agreement, unless the context
               -----------------
     otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

          (d)  Currency.  Except as expressly provided in this Agreement, all
               --------
     amounts in this Agreement are stated and shall be paid in United States currency.

          (e)  Invalidity of Provisions.  Each of the provisions contained in
               ------------------------
     this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. If any provision of this Agreement is held to be illegal, invalid or unenforceable, it shall be deemed to be modified to the extent necessary to render it valid and enforceable, and if no such modification shall render it valid and enforceable, this Agreement shall be construed as if not containing such provision.

          (f)  Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
     between the parties pertaining to the subject matter of this Agreement. There are no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement.

          (g)  Waiver; Amendment.  Except as expressly provided in this
               -----------------
     Agreement, no amendment to or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

          (h) Submission to Jurisdiction.  Each of the parties hereto agrees
              --------------------------
     that any suit, action or proceeding against it or any of its assets out of or relating to this Agreement may be brought in a competent court of the State of California (or, at the option of the party bringing the suit, action or proceeding, in the Federal District Court in California, if within that court's jurisdiction), and each party hereto hereby irrevocably and

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     unconditionally attorns and submits to the jurisdiction of such courts over the subject matter of any such suit, action or proceeding. Each party hereto irrevocably waives and agrees not to raise any objection it might now or hereafter have to any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum or that there is any other suit, action or proceeding in any other place relating in whole or in part to the same subject matter.

          (i)  Public Announcements.  Except as required by law, no party hereto
               --------------------
     shall issue any press release or make any other public statement or announcement relating to or in connection with or arising out of this Agreement, the matters contained herein, or the business or affairs of the Company or any Subsidiary of the Company. Any significant public statement or announcement of the Company out of the ordinary course of business shall be approved by the Board of the Company.

          (j)  Counterparts.  This Agreement may be signed in counterparts and
               ------------
     each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

          (k)  Schedules and Exhibits. All schedules and exhibits referred to in
               ----------------------
     this Agreement are hereby incorporated herein for all purposes.


                           [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, this Agreement has been executed by the Company and
Employee as of the date and year first written above.


                              TUT SYSTEMS, INC.


                              By: ______________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________



                              _________________________________________________
                              Frank M. Orga

                              Address: _________________________________________
                              __________________________________________________
                              __________________________________________________


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                                   EXHIBIT A
                                   ---------

                               TUT SYSTEMS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


1.  Date of Grant:                        December 6, 2000

2.  Employee:                             Frank M. Orga

3.  Number of Shares:                     65,000 shares of Common Stock

4.  Option Price per Share:               $7.437

5.  Exercise Schedule:                    Option is exercisable as to twenty-
                                          five percent (25%) of the aggregate
                                          number of shares granted on the date
                                          one year from 11/02/2000 (the "Vesting
                                          Commencement Date") and to the extent
                                          of 1/36/th/ of the remaining shares
                                          for each month that expires from that
                                          date.

6.  Expiration Date:                      December 6, 2010